EXHIBIT 15b

LETTER RE: UNAUDITED FINANCIAL INFORMATION

Shareholders and Board of Directors
Sanderson Farms, Inc.

We are aware of the incorporation by reference in Registration Statements (Form S-8 No. 33-67474 and Form S-8 No. 333-92412) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated February 19, 2004 relating to the unaudited condensed consolidated interim financial statements of Sanderson Farms, Inc. that are included in its Form 10-Q for the quarter ended January 31, 2004.

                                                  /s/ Ernst and Young LLP
New Orleans, Louisiana
February 19, 2004